Exhibit 99.2 Press Release

FOR IMMEDIATE RELEASE	For more information, contact:
Marty Ketelaar, Director,
Investor Relations
(515) 362-3693

AmerUs Group Reports Fourth Quarter Net Income of
$40.8 million; 2003 Record Net Income of $161.1 million

     DES MOINES, Iowa (February 10, 2004)—AmerUs Group Co. (NYSE: AMH), a leading producer of life insurance and annuity products, today reported fourth quarter 2003 net income of $40.8 million, or $1.02 per diluted share, a significant increase over last year’s reported results of $7.2 million, or $0.18 per diluted share. Net income for 2003 was $161.1 million, or $4.07 per diluted share, compared with $62.9 million, or $1.56 per diluted share reported in 2002.

     Adjusted net operating income for the fourth quarter of 2003 was $38.4 million, or $0.96 per diluted share, compared with $36.1 million, or $0.92 per diluted share a year ago.(1) Adjusted net operating income for the year was $148.9 million, or $3.76 per diluted share compared to $144.5 million or $3.58 per diluted share in 2002. Commenting on the company’s results, chairman and chief executive officer Roger K. Brooks said, “2003 was a great year for us. I’m particularly pleased with our record net income, our strong capital base, the proven quality of our investment portfolio and the market’s receptivity to our new products.”

Accumulation Product Results and Sales (2)

     Pre-tax operating income for the accumulation segment increased nearly 24 percent to $36.9 million during the fourth quarter of 2003 compared to $29.9 million a year ago. The increase was due to higher margins on the growing block of equity-index annuities and lower expenses. 2003 pre-tax operating income increased 8 percent to $130.9 million compared to $120.7 million for 2002.

     Sales of fixed annuity products for the quarter were $414 million, compared to $514 million in the fourth quarter of last year. Fixed annuity sales in 2003 were $1.8 billion, in line with prior year results. Equity-index annuities, the company’s most profitable annuity product comprised 75 percent of 2003 sales.

Protection Product Results and Sales (2)

     Pre-tax operating income for the protection segment was $32.7 million compared to $34.3 million during the fourth quarter of 2002. The decrease in earnings was due to lower margins on the closed block as the planned glide path earnings decreased and to lower net investment income. In 2003, pre-tax operating income was $128.3 million compared to $129.7 million for 2002.

     Fourth quarter fixed life sales were $30.1 million, compared to $33.6 million in the fourth quarter of 2002. 2003 fixed life sales were $118.6 million, compared to $129.7 million in 2002. “Sales of our protection products rebounded nicely in the fourth quarter with an increase of 13 percent over the third quarter,” said Brooks.

     Equity-index life sales, AmerUs Group’s most profitable protection product, amounted to 44 percent of total sales, or $51.6 million in 2003, an increase of 13 percent over 2002.

Net Investment Income

     Net investment income was $251 million in the fourth quarter of 2003 compared to $253 million in the fourth quarter of 2002. The decrease was a result of the low interest rate environment. The portfolio yield during the fourth quarter of 2003 was 5.72 percent, compared to 6.19 percent in the fourth quarter of 2002. Annual portfolio yields were 5.84 percent, compared to 6.38 percent in 2002.

Corporate Actions

     During the quarter, the company paid its annual dividend of $0.40 per share on December 15, 2003 to shareholders of record on November 28, 2003.

     Additionally, the company will hold its annual investor conference in New York City on February 25, 2004 at the Inter-Continental The Barclay New York, 111 East 48th Street (at Lexington Avenue). Investors and other interested parties who wish to attend should contact the company’s investor relations department at (515) 362-3695.

     AmerUs Group will hold its annual meeting of shareholders at its corporate headquarters on May 13, 2004, at 2 p.m. CDT. Individual interested in attending the meeting should contact the company’s corporate secretary’s office at (515) 362-3695.

Conference Call, Audio Replay and Additional Financial Information

     Interested parties may listen to a conference call with AmerUs Group’s management discussing fourth quarter 2003 results by calling (toll free) 888-810-4235 (international 706-679-5686) at 11 a.m. EST on Wednesday, February 11, 2004. An audio replay of AmerUs Group’s call will be available at 1 p.m. EST, February 11, 2004, through February 18, 2004. The replay can be accessed by dialing 800-839-0860 (international: 402-220-1490), Conference ID 1005.

     Further detailed financial information, including operating segment income, investment composition, operating expenses, margin analysis and product distribution by channel, can be found in AmerUs Group’s Financial Supplement, which is available by accessing the company’s web site at www.amerus.com or by contacting the company’s investor relations department at (515) 362-3695.

Caution Regarding Forward-Looking Statements

     This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Additionally, forward-looking statements are subject to assumptions, risks and uncertainties. Statements such as “guidance,” “expect,” “anticipate,” “believe,” “goal,” “objective,” “target,” “may,” “should,” “estimate,” “projects,” or similar words as well as specific projections of future results qualify as forward-looking statements. Factors that may cause our actual results to differ materially from those contemplated by these forward-looking statements can be found in the company’s 10-K, filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made and AmerUs Group undertakes no obligation to update such forward-looking statements. There can be no assurance that other factors not currently anticipated by the company will not materially and adversely affect our results of operations. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

     AmerUs Group Co. is located in Des Moines, Iowa, and is engaged through its subsidiaries in the business of marketing individual life insurance and annuity products in the United States. Its major subsidiaries include: AmerUs Life Insurance Company, American Investors Life Insurance Company, Inc., Bankers Life Insurance Company of New York, and Indianapolis Life Insurance Company.

     As of December 31, 2003, AmerUs Group’s total assets were $21.5 billion and shareholders’ equity totaled $1.4 billion, including accumulated other comprehensive income.

(1)	The company views adjusted net operating income, a non-GAAP financial measure, as an important indicator of financial performance. When presented with net income, the combined presentation can enhance an investor’s understanding of AmerUs Group’s underlying profitability and normalized results from operations. The definition of adjusted net operating earnings, as presented in this press release, excludes the following items on an after-tax basis from net income: open block realized gains and losses, deferred policy acquisition costs associated with open block realized gains and losses, non-insurance operations, demutualization and restructuring costs, non-recurring reinsurance adjustments, the impact of SFAS 133, discontinued operations and the cumulative effect of change in accounting. Non-GAAP measures are also used for goal setting, determining employee and management compensation and evaluating our performance on a comparable basis to that used by security analysts. A reconciliation of net income to adjusted net operating income has been included as part of this press release.

(2)	Sales for an insurance company are a non-GAAP financial measure. We do not believe there is a comparable GAAP financial measure and, as a result, have not provided reconciliation. Sales are presented in accordance with industry practice and represent the amount of new business sold during the period. We believe sales are a measure of the productivity of our distribution networks. Sales are also a leading indicator of future revenue trends. However, revenues are driven by prior period sales as well as current period sales and therefore, a reconciliation of sales to revenues would not be meaningful or determinable.

AMERUS GROUP CO.
ADJUSTED NET OPERATING INCOME
($ in thousands, except share data)

Adjusted net operating income reflects net income adjusted to eliminate certain items, such as open block realized gains and losses, deferred policy acquisition costs associated with the open block realized gains and losses, non-insurance operations, demutualization and restructuring costs, reinsurance adjustments, the impact of SFAS 133, discontinued operations and the cumulative effect of change in accounting. Adjusted net operating income shown below does not constitute our net income computed in accordance with GAAP. The adjustments are presented net of income taxes.

	For The Three Months Ended		For The Year Ended
	December 31,		December 31,
	2003	2002	2003	2002
Net Income	$40,811	$7,199	$161,147	$62,866
Realized (gains) losses on open block investments (A)	(1,221)	29,986	(20,941)	66,386
Net amortization of DAC and VOBA due to open block gains or losses (B)	(499)	(3,994)	5,989	(10,869)
Net effect of accounting differences from SFAS 133 (C)	(5,165)	(2,769)	(8,553)	14,638
Demutualization costs (D)	—	—	—	1,186
Restructuring costs (E)	3,767	6,581	14,989	13,225
Other income from non-insurance operations (F)	(312)	(336)	(742)	(814)
Reinsurance adjustments (G)	—	—	(2,505)	—
Income from discontinued operations (H)	(247)	(617)	(1,815)	(2,084)
Cumulative effect of change in accounting (I)	1,296	—	1,296	—

Adjusted Net Operating Income	$38,430	$36,050	$148,865	$144,534

Adjusted Net Operating Income per common share:
Basic	$0.98	$0.93	$3.80	$3.62

Diluted	$0.96	$0.92	$3.76	$3.58

Weighted average common shares outstanding:
Basic	39,268,068	38,919,178	39,175,924	39,972,328

Diluted	40,133,053	39,168,989	39,618,217	40,398,378

AMERUS GROUP CO.
NOTES TO ADJUSTED NET OPERATING INCOME

(A)	Represents total open block realized gains or losses on investments. Open block realized gains or losses may vary widely between periods. Such amounts are determined by management’s timing of individual transactions or current market conditions and do not necessarily correspond to the underlying operating trends.

(B)	Represents amortization of deferred acquisition costs (DAC) and value of business acquired (VOBA) on the open block realized gains and losses that are included in our product margins.

(C)	Represents the net effect of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” related accounting entries. The accounting entries consist of cash flow hedge amortization, market value adjustments on trading securities, derivatives, equity-indexed contracts, and the associated change in amortization of DAC and VOBA resulting from such adjustments.

(D)	Represents costs directly related to our demutualizations. The costs consist primarily of legal, actuarial and consulting expenses.

(E)	Represents costs of restructuring our operations to eliminate duplicative functions and to merge IL Annuity into ILIC. The costs consist primarily of relocation of employees, severance and termination benefits, impairment loss on the Indianapolis Life office building of $5.0 million in the second quarter of 2003, systems conversion, and merger related expenses.

(F)	Represents the net income from our property operations which is not part of our insurance operations.

(G)	Represents adjustments for the release of a $5.3 million liability in conjunction with the settlement and amendment of a reinsurance arrangement and a $2.8 million true-up of pre-2003 reinsurance settlements under a reinsurance arrangement between the ILIC open block and closed block. As these items are not of a continuing nature, they are excluded from adjusted net operating income.

(H)	Represents the net income from our discontinued operations.

(I)	Represents the cumulative effect of change in accounting for derivatives, net of income taxes, as of October 1, 2003, resulting from the Company’s adoption of DIG Issue B36. DIG Issue B36 is effective the first day of the fiscal quarter beginning after September 15, 2003.

AMERUS GROUP CO.
CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except share data)

	For The Three Months Ended		For The Year Ended
	December 31,		December 31,
	2003	2002	2003	2002
Revenues:
Insurance premiums	$71,593	$88,040	$297,188	$351,300
Product charges	45,186	33,383	181,354	144,494
Net investment income	250,816	252,858	1,001,914	1,001,257
Realized gains (losses) on investments	(44)	(46,691)	41,522	(104,710)
Unrealized gains (losses) on investments	55,970	19,346	89,769	(45,209)
Other income	17,838	17,389	68,298	68,513

	441,359	364,325	1,680,045	1,415,645

Benefits and expenses:
Policyowner benefits	267,011	228,243	940,158	871,892
Underwriting, acquisition and other expenses	40,935	39,991	155,468	162,267
Demutualization costs	—	—	—	1,186
Restructuring costs	5,879	10,445	23,294	21,225
Amortization of deferred policy acquisition costs and value of business acquired	45,585	36,114	193,340	139,565
Dividends to policyowners	12,063	32,866	98,393	104,866

	371,473	347,659	1,410,653	1,301,001

Income from continuing operations	69,886	16,666	269,392	114,644
Interest expense	7,917	6,709	30,154	25,487

Income before income tax expense	61,969	9,957	239,238	89,157
Income tax expense	20,109	3,375	78,610	28,375

Net income from continuing operations	41,860	6,582	160,628	60,782
Income from discontinued operations, net of tax	247	617	1,815	2,084

Net income before cumulative effect of change in accounting	42,107	7,199	162,443	62,866
Cumulative effect of change in accounting, net of tax	(1,296)	—	(1,296)	—

Net income	$40,811	$7,199	$161,147	$62,866

Net income from continuing operations per common share:
Basic	$1.07	$0.17	$4.10	$1.52

Diluted	$1.04	$0.17	$4.05	$1.50

Net income per common share:
Basic	$1.04	$0.18	$4.11	$1.57

Diluted	$1.02	$0.18	$4.07	$1.56

Weighted average common shares outstanding:
Basic	39,268,068	38,919,178	39,175,924	39,972,328

Diluted	40,133,053	39,168,989	39,618,217	40,398,378

AMERUS GROUP CO.
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	December 31,
	2003	2002
Assets
Investments:
Securities available-for-sale at fair value:
Fixed maturity securities	$13,944,961	$13,328,902
Equity securities	74,890	63,345
Short-term investments	28,556	32,318
Securities held for trading purposes:
Fixed maturity securities	2,089,502	1,843,868
Equity securities	1,652	—
Short-term investments	591	—
Mortgage loans	968,572	883,034
Real estate	33	476
Policy loans	494,646	496,753
Other investments	339,436	283,794

Total investments	17,942,839	16,932,490
Cash and cash equivalents	274,150	102,612
Accrued investment income	205,492	185,660
Premiums, fees and other receivables	42,761	13,082
Reinsurance receivables	663,452	865,930
Deferred policy acquisition costs	1,120,130	884,239
Value of business acquired	419,582	454,159
Goodwill	224,075	218,995
Property and equipment	48,849	74,188
Other assets	311,331	296,994
Separate account assets	261,657	235,913
Assets of discontinued operations	27,950	29,403

Total assets	$21,542,268	$20,293,665

AMERUS GROUP CO.
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	December 31,
	2003	2002
Liabilities and Stockholders’ Equity
Liabilities:
Policy reserves and policyowner funds:
Future life and annuity policy benefits	$16,994,255	$16,244,016
Policyowner funds	1,306,160	1,335,144

	18,300,415	17,579,160
Accrued expenses and other liabilities	438,622	261,147
Dividends payable to policyowners	321,233	303,062
Policy and contract claims	58,880	39,569
Income taxes payable	65,202	61,325
Deferred income taxes	67,680	16,499
Notes payable	596,101	511,353
Separate account liabilities	261,657	235,913
Liabilities of discontinued operations	19,421	22,689

Total liabilities	20,129,211	19,030,717
Stockholders’ equity:
Preferred Stock, no par value, 20,000,000 shares authorized, none issued	—	—
Common Stock, no par value, 230,000,000 shares authorized; 43,839,304 shares issued and 39,194,602 shares outstanding in 2003; 43,656,280 shares issued and 39,011,578 shares outstanding in 2002	43,839	43,656
Additional paid-in capital	1,184,300	1,179,646
Accumulated other comprehensive income	87,765	88,522
Unearned compensation	(1,361)	(458)
Unallocated ESOP shares	—	(1,443)
Retained earnings	255,006	109,517
Treasury stock, at cost (4,644,702 shares in 2003 and 2002)	(156,492)	(156,492)

Total stockholders’ equity	1,413,057	1,262,948

Total liabilities and stockholders’ equity	$21,542,268	$20,293,665

AMERUS GROUP CO.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Years Ended December 31, 2003, 2002 and 2001
($ in thousands)

			Accumulated
		Additional	Other		Unallocated			Total
		Paid-In	Comprehensive	Unearned	ESOP	Retained	Treasury	Stockholders’
	Common Stock	Capital	Income (Loss)	Compensation	Shares	Earnings	Stock	Equity
Balance at December 31, 2000	$30,011	$809,894	$(17,188)	$(146)	$(683)	$6,067	$—	$827,955
2001:
Net income	—	—	—	—	—	72,907	—	72,907
Change in accounting for derivatives	—	—	2,661	—	—	—	—	2,661
Transfer related to unrealized loss on available-for-sale securities reclassified to trading	—	—	(430)	—	—	—	—	(430)
Net unrealized gain on securities	—	—	35,891	—	—	—	—	35,891
Net unrealized loss on derivatives designated as cash flow hedges	—	—	(5,933)	—	—	—	—	(5,933)
Stock issued under various incentive plans, net of forfeitures	206	5,861	—	(581)	—	—	108	5,594
Stock issued under exercise of warrants	—	(1,383)	—	—	—	—	4,468	3,085
Dividends declared on common stock	—	—	—	—	—	(16,787)	—	(16,787)
Purchase of treasury stock	—	—	—	—	—	—	(44,985)	(44,985)
Acquisition of IL Holdings	9,047	223,358	—	—	—	—	—	232,405
Conversion of company-obligated mandatorily redeemable preferred capital securities	4,242	139,478	—	—	—	—	(16,173)	127,547
Allocation of shares in leveraged ESOP	—	480	—	—	459	—	—	939
Minimum pension liability adjustment	—	—	(2,332)	—	—	—	—	(2,332)
Balance at December 31, 2001	43,506	1,177,688	12,669	(727)	(224)	62,187	(56,582)	1,238,517
2002:
Net income	—	—	—	—	—	62,866	—	62,866
Net unrealized gain on securities	—	—	73,646	—	—	—	—	73,646
Net unrealized gain on derivatives designated as cash flow hedges	—	—	3,434	—	—	—	—	3,434
Stock issued under various incentive plans, net of forfeitures	150	5,730	—	269	—	—	1	6,150
Stock issued under exercise of warrants	—	(3,802)	—	—	—	—	12,205	8,403
Purchase of ESOP shares and treasury stock	—	—	—	—	(2,522)	—	(112,116)	(114,638)
Dividends declared on common stock	—	—	—	—	—	(15,536)	—	(15,536)
Allocation of shares in leveraged ESOP	—	30	—	—	1,303	—	—	1,333
Minimum pension liability adjustment	—	—	(1,227)	—	—	—	—	(1,227)
Balance at December 31, 2002	43,656	1,179,646	88,522	(458)	(1,443)	109,517	(156,492)	1,262,948
2003:
Net income	—	—	—	—	—	161,147	—	161,147
Net unrealized gain on securities	—	—	1,971	—	—	—	—	1,971
Net unrealized gain on derivatives designated as cash flow hedges	—	—	2,476	—	—	—	—	2,476
Change in accounting transfer of unrealized gain on available-for-sale securities to trading	—	—	(5,204)	—	—	—	—	(5,204)
Stock issued under various incentive plans, net of forfeitures	183	11,780	—	(903)	—	—	—	11,060
PRIDES purchase contract adjustment and allocated fees and expenses	—	(7,280)	—	—	—	—	—	(7,280)
Dividends declared on common stock	—	—	—	—	—	(15,658)	—	(15,658)
Allocation of shares in leveraged ESOP	—	154	—	—	1,443	—	—	1,597
Balance at December 31, 2003	$43,839	$1,184,300	$87,765	$(1,361)	$—	$255,006	$(156,492)	$1,413,057